Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT


    Subsidiary                                       State of Incorporation

    TESSCO Incorporated                                        Delaware
    Cartwright Communications Company                          Delaware
    National Airtime Corporation                               Delaware
    Wireless Solutions Incorporated                            Maryland
    TESSCO Service Solutions, Inc.                             Delaware
    TESSCO de Mexico S.A. de C.V.                              Mexico